UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington D.C . 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		July 17, 2003

The McClatchy Company
(Exact name of registrant as specified in its charter)

Delaware	1-9824	52-2080478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street, Sacramento, CA 95816
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code	(916) 321-1846

Item 7.	Financial Statements and Exhibits
(c)	Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Text of press release issued by The McClatchy Company, dated July 17, 2003, titled "McCLATCHY REPORTS SECOND QUARTER 2003 EARNINGS AND PROVIDES THIRD QUARTER OUTLOOK"

Item 9.	Regulation FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The McClatchy Company's press release dated July 17, 2003 is incorporated herein by reference and is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto daily authorized.

Date: July 17, 2003		The McClatchy Company
	By	/s/ Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Text of press release issued by The McClatchy Company, dated July 17, 2003, titled "McCLATCHY REPORTS SECOND QUARTER 2003 EARNINGS AND PROVIDES THIRD QUARTER OUTLOOK"

EXHIBIT 99.1

Contact:	Elaine Lintecum Treasurer (916) 321-1846 elintecum@mcclatchy.com

McCLATCHY REPORTS SECOND QUARTER 2003 EARNINGS AND

PROVIDES OUTLOOK FOR THIRD QUARTER

SACRAMENTO, CA, July 17, 2003 - The McClatchy Company (NYSE-MNI) - today reported second quarter earnings from continuing operations of $37.5 million, or 81 cents per share, compared to earnings of $36.2 million, or 78 cents per share, in the second quarter of 2002. Total earnings in the 2003 quarter include income from the operating results and sale of The Newspaper Network (TNN), a discontinued operation, of $6.0 million or 13 cents per share. Including the discontinued operation, total earnings were $43.4 million or 94 cents per share.

On June 10, 2003 McClatchy sold the assets of TNN, its national sales and marketing subsidiary. The Associated Press purchased TNN's ad processing operations and, separately, Vertis, Inc. purchased the sales and marketing assets of TNN. Total consideration from the sales was $14.2 million including the assumption of liabilities. The revenues and operating results of TNN are included in discontinued operations in 2002 and 2003 as is the gain on its sale in 2003.

Revenues from continuing operations in the 2003 quarter were $276.4 million, up 1.8% from 2002 revenues of $271.5 million, with advertising revenues of $229.5 million, up 2.9%, and circulation revenues of $41.3 million, down 1.9%.

The Company noted that a lower effective tax rate contributed to earnings growth in the second quarter of 2003. The lower rate of 38.0% in the quarter reduced the Company's year-to-date effective tax rate to 38.6% from its previously estimated annual rate of 39.5% and contributed approximately two cents per share to second quarter 2003 earnings.

Earnings from continuing operations in the first half of 2003 were $68.8 million, or $1.35 per share, compared to earnings of $59.5 million, or $1.29 per share, in the first half of 2002. Total earnings in the first half of 2003, including the operating results of TNN and the gain on its sale, were $1.48 per share.

Revenues from continuing operations in the first half were $534.3 million, up 2.5% from 2002 revenues of $521.1 million. Advertising revenues were $440.0 million, up 3.5%, and circulation revenues were $82.9 million, down 0.3%.

Commenting on the results, Gary Pruitt, McClatchy's chairman and chief executive officer said, "Given the uneven economy, we are pleased to report earnings growth in the second quarter.

"In June we continued to see lower employment advertising, although a boost in national advertising at our California newspapers helped our results. At this point economic trends vary from region to region. For instance, in June our California newspapers posted a 10.8% gain in advertising revenues, while the Star Tribune had an advertising revenue decline of 5.0%.

"Looking at the third quarter, we expect sluggishness in retail and employment advertising, so we will remain focused on costs company-wide. As a result we expect earnings to range between 69 and 72 cents per share in the third quarter. For full-year 2003, we remain comfortable with the range of $2.85 to $2.95 per share from continuing operations that we provided on June 25 at the Mid-Year Media Review in New York."

Mr. Pruitt also announced that the company did not submit a bid to purchase Freedom Communications. "In light of the number of reports speculating about whether McClatchy is a bidder for all or part of Freedom, we believe it is important for our shareholders and employees to know that we are not involved in the bidding process," Mr. Pruitt said. "As we have said in the past, we look at many potential acquisitions but, because of our exacting criteria, pursue very few," he added.

Pat Talamantes, McClatchy's chief financial officer, said, "Our debt at June 29 was $429 million, down $67 million from the end of 2002. We remain committed to repaying debt with our free cash flow and expect debt at year-end 2003 to be between $380 and $390 million."

The company's statistical report, which summarizes its revenue performance for June and the first half of 2003, follows.

At 11:30 am Eastern time today, McClatchy will review its results in a conference call (888-695-0614, using pass code 425232) and webcast (www.mcclatchy.com). A replay of the call can be accessed for up to 48 hours by dialing 888-203-1112 and using the same pass code, 425232. The webcast will be archived at McClatchy's website.

The McClatchy Company, headquartered in Sacramento, California, is a leading newspaper and Internet publisher. It publishes 11 daily and 11 non-daily newspapers located in western coastal states, North and South Carolina and the Twin Cities of Minneapolis/St. Paul. McClatchy has daily circulation of 1.39 million and Sunday circulation of 1.85 million. McClatchy's newspapers include, among others, the Star Tribune in Minneapolis, The Sacramento Bee, The Fresno Bee and The Modesto Bee in California, The News & Observer (Raleigh, NC), The News Tribune (Tacoma, WA) and the Anchorage Daily News.

McClatchy also publishes leading local websites in each of its 11 daily newspaper markets, offering readers information, comprehensive news, advertising, e-commerce and other services and owns and operates Nando Media, a national on-line publishing operation. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ. These risks and uncertainties include national and local economic conditions that could affect advertising and circulation rates and volumes, changes in interest rates and/or newsprint prices, increased competition in our markets, as well as the other risks detailed from time to time in the Company's publicly filed documents, including the Company's December 29, 2002 report on form 10-K and March 30, 2003 report on form 10-Q, filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

THE McCLATCHY COMPANY
SUMMARY OF UNAUDITED RESULTS
(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

	Three months ended		Six months ended
	June 29, 2003	June 30, 2002 (1)	June 29, 2003	June 30, 2002 (1)

Revenues - net	$ 276,370	$ 271,462	$ 534,251	$ 521,112

Operating expenses:
Compensation	110,799	108,162	222,622	214,651
Newsprint and supplements	34,239	32,110	65,805	64,611
Depreciation and amortization	17,142	18,236	35,353	36,878
Other operating expenses	48,095	45,615	97,115	90,201
Total operating expenses	210,275	204,123	420,895	406,341

Operating income	66,095	67,339	113,356	114,771

Interest expense	(5,459)	(7,275)	(10,661)	(15,052)
Partnership income (loss)	161	(460)	(190)	(900)
Other non-operating income - net	(390)	133	(284)	(728)
Income from continuing operations before taxes	60,407	59,737	102,221	98,091
Income tax provision	22,941	23,586	39,457	38,727
Income from continuing operations	37,466	36,151	62,764	59,364
Income from discontinued operation	5,982	74	5,994	157
Net income	$ 43,448	$ 36,225	$ 68,758	$ 59,521

Net income per common share:
Basic:
Income from continuing operations	$ 0.81	$ 0.79	$ 1.36	$ 1.30
Income from discontinued operation	$ 0.13	-	$ 0.13	-
Net income per share	$ 0.94	$ 0.79	$ 1.49	$ 1.30
Diluted:
Income from continuing operations	$ 0.81	$ 0.78	$ 1.35	$ 1.29
Income from discontinued operation	$ 0.13	-	$ 0.13	-
Net income per share	$ 0.94	$ 0.78	$ 1.48	$ 1.29
Weighted average common shares:
Basic	46,082	45,759	46,057	45,704
Diluted	46,404	46,186	46,357	46,096

(1) Restated to reflect discontinued operation.

The McClatchy Company
Consolidated Statistical Report
(In thousands, except for preprints and page views)

	Period 6			Period 6 Year-to-Date
Revenues - Net: *	2003	2002	% Change	2003	2002	% Change
Advertising
Daily Newspapers:
Minneapolis	$21,428	$22,545	-5.0%	$141,998	$139,599	1.7%
California	26,957	24,331	10.8%	162,702	152,024	7.0%
Carolinas	11,054	11,182	-1.1%	71,449	71,946	-0.7%
Northwest	10,121	9,844	2.8%	63,812	61,705	3.4%
Total Advertising	$69,560	$67,902	2.4%	$439,961	$425,274	3.5%

Circulation	12,524	12,981	-3.5%	82,936	83,213	-0.3%
Other	1,594	1,792	-11.0%	10,778	11,940	-9.7%
Total Newspapers	$83,678	$82,675	1.2%	$533,675	$520,427	2.5%

Non-Newspapers	89	136	-34.6%	576	685	-15.9%
Total Revenue	$83,767	$82,811	1.2%	$534,251	$521,112	2.5%
* Revenues reported are from continuing operations only.

Average Paid Circulation: (Period)
Daily	1,360.2	1,342.5	1.3%	1,387.1	1,383.3	0.3%
Sunday	1,843.4	1,822.7	1.1%	1,847.9	1,844.8	0.2%
Community Newspapers	60.2	61.0	-1.3%	61.1	62.9	-2.9%

Online: (Monthly)
Millions of Page Views	91.9	87.9	4.6%	682.8	588.3	16.1%

Advertising Linage for Dailies:
Full Run ROP
Retail	430.9	447.3	-3.7%	2,688.0	2,716.5	-1.0%
National	106.7	87.9	21.4%	583.2	519.9	12.2%
Classified	599.1	604.5	-0.9%	3,656.5	3,683.9	-0.7%
Total	1,136.7	1,139.7	-0.3%	6,927.7	6,920.3	0.1%

Millions of Preprints Distributed	228.3	212.6	7.4%	1,514.8	1,392.4	8.8%

Full Run ROP Linage by Market for Dailies:

California:
The Sacramento Bee	209.1	200.7	4.2%	1,243.4	1,201.0	3.5%
The Fresno Bee	105.8	99.4	6.4%	634.5	603.1	5.2%
The Modesto Bee	113.5	106.0	7.1%	636.8	635.8	0.2%

Star Tribune, Minneapolis	151.2	161.0	-6.1%	924.0	907.5	1.8%

Northwest:
The News Tribune, Tacoma	104.9	112.3	-6.6%	636.7	688.9	-7.6%
Anchorage Daily News	70.6	76.2	-7.3%	453.6	475.3	-4.6%
Tri-City Herald	62.0	60.7	2.1%	376.5	373.7	0.7%

Carolinas:
The News & Observer, Raleigh	148.6	162.6	-8.6%	970.1	1,029.7	-5.8%
South Carolina Dailies	171.0	160.8	6.3%	1,052.1	1,005.3	4.7%
Total	1,136.7	1,139.7	-0.3%	6,927.7	6,920.3	0.1%